Exhibit 10.18
NON-DISCLOSURE, NON-COMPETITION, ARBITRATION & EMPLOYMENT AGREEMENT
     In consideration of employment with Global Employment Solutions, located at 9090 S. Ridgeline Blvd, Ste. 205, Highlands Ranch, CO 80129 and TPS, Inc. located at 300 West Emery St., Ste. 205, Dalton, GA 30722-1944 (hereinafter referred to as “Employer”), and Robert S. Pennington (herein after referred to as “Employee”) hereby covenant and agree as follows:
1.	Employment. Employer hereby employs the Employee and the Employee hereby accepts employment upon the terms and conditions contained herein.
1.1.	The Employer shall not require the Employee to relocate from Whitfield County, GA without Employee’s consent.
2.	Compensation. For the services rendered by the Employee to Employer, Employer shall pay the Employee an annual salary of $165,000.
2.1.	Bonus: In addition, throughout the employment period, Employer agrees to an annual bonus of up to 50% of Employee’s annual salary. The conditions of this annual bonus may change from year to year. The bonus plan conditions for 2003 are outlined in Exhibit A.

2.2.	Benefits: Employee will be entitled to the Company’s standard benefits for insurance, personal and vacation time and paid holidays.
3.	Termination of Employment. This employment agreement shall commence on March 13th, 2003 and shall end upon the third anniversary of the Commencement Date, unless earlier terminated pursuant to section 3.1. The Employment Period shall be extended for successive one-year periods unless, not less than 90 days prior to the then-current expiration date, either party gives written notice of non-renewal to the other party.
3.1.	Employment Period shall terminate prior to its scheduled expiration date on the first to occur of (i) the date of Employee’s death, (ii) Disability (disability defined as Employee’s inability to perform normal duties for a period of 90 days or more), (iii) termination for cause, (iv) termination without cause.

3.2.	Except as expressly set forth in (4), all compensation and other benefits shall cease to accrue upon termination of the Employment Period.

3.3.	CAUSE: For purposes of this agreement, “cause” shall mean: (i) embezzlement, theft or other misappropriation of any material property of the Employer or any subsidiary, (ii) gross or willful misconduct or negligent conduct resulting in a material loss to the Employer or any subsidiary or material damage to the reputation of the Employer or any subsidiary, (iii) an act involving moral turpitude which if the subject of a criminal proceeding could reasonably result in a conviction for a felony involving moral turpitude, fraud, or misrepresentation, (iv) continuing neglect of his assigned

/s/ Robert Pennington

duties to the Employer or any subsidiary after receipt of a notice generally describing the neglect and after a 30 day time period following such notice has elapsed without cure, (v) material breach of his fiduciary obligations to the Employer or any subsidiary, (vi) material breach of any provision of this agreement provided that to the extent such breach is capable of being cured to Employer’s satisfaction, “cause” shall mean a continued breach of any provisions of this Agreement after the Employee’s receipt of a notice of such breach and the passage of 30 days after such notice or (vii) any chemical dependence which materially affects the performance of his duties and responsibilities to the Employer or any subsidiary.
4.	Severance: Employee is entitled to 6 months severance (base compensation only) if Employee is subject to termination without cause, as stated in section 3.1 (iv), as long as Employee complies with the restrictions set forth in sections 6 – 9 of this agreement.

5.	Duties and Extent of Services. The Employee is engaged as an executive officer for Employer’s TPS, Inc. division on a Full-time basis. The precise services of the Employee may be extended or curtailed, from time to time, at the sole discretion of Employer in the role of executive officer of the TPS, Inc. division. The Employee shall devote the Employee’s entire working time, attention and energies to the business of Employer, and shall assume and perform such further responsibilities and duties as may be assigned to the Employee from time to time by Employer.

6.	Avoidance of Conflict of Interest. While employed by Employer, the Employee shall not engage in any other business activity which conflicts with Employee’s duties to Employer. Under no circumstances will the Employee work for any competitor while in the employ of Employer or have any financial interest in any competitor of Employer. Further this Agreement does not prohibit investment of a reasonable part of Employee’s assets in the stock or securities of any competitor whose stock or securities are publicly traded on a United States exchange. Employee shall not be prohibited from managing his personal investments of a passive nature during the Employment Period, so long as such activities do not interfere in any material respect with the performance of Employee’s duties.

7.	Confidentiality
7.1.	For the purposes of this Agreement, “Trade Secret” shall mean the whole or any portion or phase of Employer’s business plan, operation plans, technical information, design, process, procedure, formula, improvement, confidential business or financial information, listing of names, addresses, or telephone numbers, or other information relating to any business or profession which is secret and of value, except that knowledge of the Staffing industry which employee possessed prior to employment with TPS, Inc. And was not known or understood by employee. “Confidential Information” shall mean any data or information, other than trade secrets, that is material, competitively sensitive, and not generally including known to the public, including training manuals, product development plans, marketing strategies and internal performance statistics, except that knowledge of the Staffing industry which employee possessed prior to employment with TPS, Inc.

/s/ Robert Pennington

7.2.	Employee recognizes and acknowledges that the business design functionality (except that knowledge of the Staffing industry which employee possessed prior to employment with TPS, Inc.) and business operation of the systems and software which Employer owns, plans or develops, or acquires from third parties, whether for its own use or for use by its customers, are confidential in nature and shall be deemed to the Trade Secrets or Confidential Information, proprietary to and the property of the Employer. Employee further recognizes and acknowledges that in order to enable Employer to perform services for its customers, such customers may furnish to Employer Trade Secrets or Confidential Information concerning their business affairs, property, methods of operation or other data and that the good will afforded to Employer depends upon, among other things, Employer and the Employees keeping such services and information confidential.

7.3.	Employee shall not use or disclose any Trade Secrets or Confidential Information of Employer or its customers during the term of Employee’s employment and thereafter, whether or not the Trade Secrets or Confidential Information are written or in tangible form, except as required to perform duties for Employer. Employee shall take all necessary precautions against disclosure of such information to third parties during and after the term of this Agreement.

7.4.	Employee shall keep in strictest confidence, both during the Employee’s employment and subsequent to termination of employment, and shall not, during the period of employment or thereafter, disclose or divulge to any person, firm or corporation, or use directly or indirectly, for the Employee’s own benefit or the benefit of others, any Trade Secret or Confidential Information including, without limitation, information as to sources of, and arrangements for, Employer’s business plan(s) use of hardware or software supplied in any way to Employer or customers of Employer, submission and proposal procedures of Employer, customers or contact lists. Employer shall assume that this provision applies to employee as of 3/13/98 forward.

7.5.	Upon the request of Employer and, upon the termination of employment, the Employee shall return to and leave with the Employer all computer programs, documentation, memoranda, notes, records, drawings, manuals, flow sheets or other documents pertaining to Employer’s business or Employee’s employment (including all copies thereof). The Employee will also leave with Employer all other materials involving or containing any Trade Secrets or Confidential Information of Employer or Employer’s customers.
8.	Restrictions on Competition
8.1.	Non-Competition: Employee agrees that during the Employment Period and for a period of one year thereafter (the “Non-Compete Period”), Employee shall not directly or indirectly own, manage, control, participate in, consult with, render services to, or in any manner engage in, any enterprise that competes with any business of the Company conducted or proposed to be conducted on the date of termination of the Employment Period and actually commenced within 90 days thereafter, within the greater of the Company’s actual market or 50 miles of any

/s/ Robert Pennington

location at which the Company or its affiliates conduct business or plan to conduct business on such date. Nothing herein shall prohibit Employee from continuing to hold his existing passive investment in Michaels & Associates, Inc. or from being a passive owner of not more than 5% of any publicly-traded class of capital stock of any entity engaged in a competing business, provided that Employee has no other relationship with such entity.

8.2.	Non-Solicitation: During the Non-Compete Period, Employee shall not (i) induce or attempt to induce any employee of the Company to terminate, or in any way interfere with, the relationship between the Company and any employee thereof, (ii) hire directly or through another entity any person who was an employee of the Company at any time during the Employment Period or (iii) induce or attempt to induce any customer or other business relation of the Companies to cease doing business with the Company, or in any way interfere with the relationship between any such customer or business relation and the Companies.

8.3.	Scope of Restriction: If, at the time of enforcement of this paragraph 2, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.
9.	Ownership. Employee acknowledges that all developments relating to the business of the employer, made and works created by Employee or under Employee’s direction in connection with Employer’s assignments or in connection with the assignments of other Employees of Employer, whether or not made exclusively at Employer’s premises and whether or not created exclusively with Employer’s computers or other equipment, shall be the sole and complete property of Employer and that all copyrights and other proprietary interest therein shall belong to Employer and that all other provisions of this Agreement shall fully apply to all such developments and works. Employee further agrees that all such developments relating to the business of the employer made and works created by Employee shall be considered “works made for hire” pursuant to the U.S. Federal Copyright Act of 1976, as amended. Upon request of the Company, during and after Employees employment by the Company, Employee shall execute patent and copyright applications and any other instruments, deemed necessary by the Company for the prosecution of such patent applications or the acquisition of letters patent or registration of copyrights in the United States and foreign countries based on any such developments made or works created by Employee for such items as are related to the business of the employer.

10.	Injunctive Relief. Employee acknowledges that disclosure of any Trade Secrets or disclosure of any Confidential Information or any breach of any noncompetitive covenants or agreements contained herein will irreparably injure Employer or customers of Employer, and that damages will be insufficient to compensate Employer. Accordingly, Employer or, where appropriate, a customer of Employer, may seek and obtain injunctive relief against the breach or threatened breach of the foregoing undertakings, in addition to any other legal remedies which may be available. The Employee further acknowledges

/s/ Robert Pennington

and agrees that covenants contained herein are necessary for the protection of Employer’s legitimate business interests and are reasonable in scope and content.
11.	Miscellaneous.
11.1.	This Agreement shall inure to the benefit of and be binding upon, Employer and its subsidiaries and affiliates, together with their successors and assigns, and Employee, together with Employee’s executor, administrator, personal representative, heirs and legatees.

11.2.	This Agreement shall constitute the entire contract between the parties and supersedes all existing agreements between them, whether oral or written, with respect to the subject matter hereof. No change, modification or amendment of this Agreement shall be of any effect unless in writing signed by the Employee and by the President of the corporation.

11.3.	The failure of Employer to terminate this Agreement for the breach of any condition or covenant herein by the Employee shall not affect Employer’s right to terminate for subsequent breaches of the same or other conditions or covenants. The failure of either party to enforce at any time or for any period of time any of the provisions of this Agreement shall not be construed as a waiver of such provision or the right of the party thereafter to enforce each and every such provision.

11.4.	Should any provision or portion of any provision of this Agreement not be enforceable in any jurisdiction, the remainder of the Agreement shall not be affected thereby.
12.	Arbitration Provision. Subject to the exceptions set forth below, Employee agrees that any and all claims or disputes that Employee has with the Company, or any of its employees, which arise out of Employee’s employment or under the terms thereof, shall be resolved through final and binding arbitration, as specified herein. This shall include, without limitation, disputes relating to this Agreement, Employee’s employment by the Employer or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment act, the Americans with Disabilities Act, the Employee Retirement Income Securities Act, the Racketeer Influenced and Corrupt Organizations Act, or any other federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of Employee’s employment with the Company or its termination. The only claims or disputes not covered by this paragraph are disputes related to (i) claims for benefits under the unemployment insurance or workers’ compensation laws, and (ii) issues affecting the validity, infringement or enforceability of any trade secret or patent rights held or sought by the Company or which the Company could otherwise seek; in both of the foregoing cases such claims or disputes shall not be subject to arbitration and will be resolved pursuant to applicable law. Binding arbitration will be conducted in Highlands Ranch, Colorado in accordance with the rules and

/s/ Robert Pennington

regulations of the American Arbitration Association (AAA), by an arbitrator selected from the AAA Commercial Disputes Panel with a minimum of five years experience in employment law. If, at the time the dispute in question arose, Employee lives and works more than one hundred (100) miles from Highlands Ranch, Colorado, then Employee has the option of requesting the arbitration take place in the county in which the Company has an office that is nearest to Employee’s home. Employee understands and agrees that the arbitration shall be instead of any jury trial and that the arbitrator’s decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.
13.	Applicable Law. This Agreement shall be construed in accordance with the Laws of the State of Colorado and Georgia without regard to its conflicts of law provisions.

/s/ Robert Pennington

IN WITNESS WHEREOF, the parties have executed this Agreement as of the 14 day of March, 2003.

Employee:		Global Employment Solutions

By:	/s/ Robert Pennington	By:	/s/ Howard Brill

	Robert Pennington		Howard Brill

Social Security Number:

Current Address:

/s/ Robert Pennington

Steve Pennington
Exhibit A
Bonus Plan for 2005
In the event that TPS’s Measurement EBITDA for the fiscal year 2005 is equal to $2,736,224.00 or greater than, you will qualify for the following bonus schedule:
•	2005 Measurement of EBITDA from $2,736,224.00 to $3,041,147.00
o	You qualify for a bonus = $36,400.00
•	2005 Measurement of EBITDA from $3,041,148.00 to $3,499,000.00
o	You qualify for a bonus = $54,600.00
•	2005 Measurement of EBITDA of $3,500,000.00 or greater
o	You qualify for a bonus = $91,000.00
You will also qualify for 2.5% of EBITDA in excess of $3,500.000.00
Notes:
Bonuses will be paid within 30 days following completion of audited financial statements.
Employee must be employed at the time bonus is to be paid to be eligible to receive earned bonus payment.
Adjusted for any final audit entries affecting 2004 and 2005.
Global Employment Solutions Bonus Plans are subject to change at anytime with or without notice at management’s discretion.

Date:

Steve Pennington

Date:

Howard Brill